Exhibit 99.1

Purple Innovation, Inc. Announces Pricing of Upsized Public Offering of Class A Common Stock

Lehi, Utah, March 24, 2022 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple” or the “Company”), a comfort innovation company known for creating the “World’s First No Pressure® Mattress, with its proprietary GelFlex™ Grid,” today announced the pricing of an upsized underwritten public offering by the Company of 14,000,000 shares of its Class A common stock. The underwriter has a 30-day option period to purchase up to 2,100,000 additional shares of Class A common stock from the Company at the same price per share. The offering is expected to close on March 29, 2022, subject to customary closing conditions.

Under the terms of the Company’s Credit Agreement, dated as of September 3, 2020 and amended as of February 28, 2022 and March 23, 2022, with the lenders party thereto and KeyBank National Association, as administrative agent, the Company will be obligated to prepay an amount equal to the lesser of the outstanding amount of revolving loans and the aggregate amount of cash held by the Company in excess of $25 million. The Company has currently borrowed the entire $55 million available under the revolving loans. If, after receiving the net proceeds of the offering, the Company has more than $25 million of cash on hand, the Company will be required to use such excess cash to prepay the outstanding balance under the revolving loans, up to the amount of the entire outstanding balance. As of the date hereof, the Company has approximately $25 million in cash on hand. After satisfying the conditions under the Credit Agreement, the Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The Company does not currently have binding agreements or commitments to complete any such transactions or, except as described above, to make any such principal repayments from the proceeds of this offering.

BofA Securities is acting as the sole underwriter for the offering.

The offering is being made pursuant to an effective shelf registration statement (File No. 333-263621) that was previously filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2022. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained on the SEC’s website, www.sec.gov, or from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001, Attn: Prospectus Department, or dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, the GelFlex™ Grid, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms.

Forward-Looking Statements

Certain statements made in this release that are not historical facts are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements about the closing of the proposed offering of shares of Class A common stock by the Company, the proposed use of proceeds from the offering, and the option to purchase additional shares granted by the Company to the underwriter. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of the preliminary prospectus supplement related to this offering and accompanying base prospectus, and our Annual Report on Form 10-K filed with the SEC on March 1, 2022, as amended by our Annual Report on Form 10-K/A Amendment No. 1 filed with the SEC on March 16, 2022. Many of these risks and uncertainties have been, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Purple Innovation, Inc.

Gina Balistreri

Senior Public Relations Manager

gina.b@purple.com

414-213-4460